[LETTERHEAD OF BONADIO & CO., LLP]

                                   EXHIBIT 16

                                                                  April 28, 1997

Securities and Exchange Commission

Gentlemen:

We have read Item 4 included in Form 8-K dated April 28, 1997 of Hudson Hotels Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                          Very truly yours,


                                          BONADIO & CO., LLP



                                          by /s/ James Zielinski
                                             -----------------------------
                                             James J. Zielinski